                                STATE OF ARIZONA

                             Corporation Commission

                                 MOD ART 419985

[GRAPHIC APPEARS HERE]

[SEAL]

[LOGO OF MARICOPA COUNTY RECORDER ARIZONA]

To all to Whom these Presents shall Come, Greeting:

          CONSUMERS NATIONAL LIFE INSURANCE COMPANY

          CHANGED NAME TO

          MONY LIFE INSURANCE COMPANY OF AMERICA

                                STATE OF ARIZONA

I hereby certify the annexed is a true and complete copy of the 6 page document on file in this Office.

DATED: December 22, 1981

        /s/ [ILLEGIBLE]
       ------------------
      Executive Secretary


BY:     /s/ [ILLEGIBLE]
       ------------------

This Certification Stamp Replaces Our Previous Certification System.

[SEAL]

[SEAL]

                                STATE OF ARIZONA
                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                    CONSUMERS NATIONAL LIFE INSURANCE COMPANY

                                                 Arizona Department of Insurance

                                                 BY: /s/ [ILLEGIBLE]
                                                    ----------------------------
                                                 Title: [ILLEGIBLE]
                                                       -------------------------
                                             Date:  12-17-81

                                                                     [ILLEGIBLE]

          Pursuant to the provisions of A.R.S. Section 10-061, the undersigned corporation adopts the attached articles of amendment to its articles of incorporation:

FIRST:    The name of the corporation is CONSUMERS NATIONAL LIFE INSURANCE
          COMPANY.

SECOND: The document attached hereto as exhibit A sets forth amendments to the articles of incorporation which were adopted by the shareholders of the corporation on December 10, 1981, in the manner prescribed by A.R.S. Section 10-059.

THIRD: The number of shares outstanding at the time of such adoption was 1,100,000 and the number of shares entitled to vote thereon was 1,100,000.

FOURTH:   The corporation has outstanding only a single class of stock.

FIFTH: The number of shares voted for the amendments was 1,100,000 and the number of shares voted against the amendments was -0-.

SIXTH: The amendments do not effect any exchange, reclassification, or cancellation of issued shares.

SEVENTH:  The amendments do not effect a change in the amount of stated capital.

          DATED:    December 10, 1981.

THIS IS TO CERTIFY that the corporate title hereon is not in conflict, as of this date, with that of any insurer authorized to transact insurance in Arizona.

Arizona Department of Insurance

By   /s/ [ILLEGIBLE]
     ---------------
Date      12-17-81
      ---------------
Title   [ILLEGIBLE]
      ---------------

CONSUMERS NATIONAL LIFE INSURANCE COMPANY

By     /s/ Richard T. Borah
      --------------------------
      Richard T. Borah, PRESIDENT

By     /s/ Marianne Dowling
      ---------------------------
      Marianne Dowling, SECRETARY

STATE OF NEW YORK )
                  ) ss.
County of New York)

               The foregoing instrument was acknowledged before me this 10th day of December, 1981, by Richard T. Borah, President, and
Marianne Dowling, Secretary, of Consumers National Life Insurance Company, an Arizona corporation, on behalf of the corporation.

                                                              /s/ [ILLEGIBLE]
                                                              ------------------
                                                                Notary Public

My Commission Expires:
March 30, 1983

                            ARTICLES OF INCORPORATION

                     MONY LIFE INSURANCE COMPANY OF AMERICA

The articles of incorporation are completely amended to read as follows:

          1. Name. The name of the corporation is MONY Life Insurance Company of America.

          2. Purpose. The purpose for which this corporation is organized is the transaction of business as a domestic life and disability insurer pursuant to the provisions of Title 20, Arizona Revised Statutes and the transaction of any and all lawful business for which corporations may be incorporated under Arizona law.

          3. Initial Business. The corporation initially intends to conduct the business of a domestic life and disability insurer.

          4. Authorized Capital. The corporation shall have authority to issue 5,000,000 shares of common stock, par value $1.00 per share.

          5. Statutory Agent. The name and address of the statutory agent of the corporation is L and R Service Co., 100 West Washington Street, Suite 2200, Phoenix, Arizona 85003.

          6. Present Directors and Officers. The present board of directors consists of nine directors. The persons who are to serve as directors until the next annual meeting of shareholders or until their successors are elected and qualify, and their addresses, are:

                        Richard T. Borah           ADDRESSES FOR ALL DIRECTORS
                        Samuel C. Cantor
                        Robert L. Lindsay          1740 BROADWAY
                        Gordon E. Perry            NEW YORK, NEW YORK 10019
                        Henry S. Romaine
                        Lewis P. Roth
                        Floyd L. Smith
                        John J. Whittle
                        Homer G. Wood

The number of persons to serve on the board of directors thereafter shall be fixed by the By-Laws.

          7. Annual Meeting. The annual meeting of shareholders of the corporation shall be held on such date each year as shall be specified in the By-Laws or by resolution of the board of directors, and if not so specified, then the second Tuesday in June of each year, or on the next succeeding day if such day be after a holiday.

          8. Principal and other Places of Business. The principal place of business of the corporation shall be located at Phoenix,

Maricopa County, Arizona, but the corporation shall be authorized to transact business and maintain places of business in all the other counties of the State of Arizona and elsewhere throughout the world.

          9. Indebtedness Limitations. There shall not be any limitations on the corporation's indebtedness.

          10. Assessment. The stock of the corporation shall not be liable to assessment, except as provided by Article 14, Section 11 of the Constitution of the State of Arizona.

          11. Incorporators. The incorporators of the corporation, and their addresses, were:

          A. F. Russell
          2040 E. Willetta
          Phoenix, Arizona

          J. H. Gordon
          2007 North 49th St.
          Phoenix, Arizona

          D. J. Fotinos
          4520 North 11th Ave., Apt. D
          Phoenix, Arizona

          M. M. Poet
          74 W. Moreland
          Phoenix, Arizona

          Charles G. Bentzin
          730 West Coronado
          Phoenix, Arizona

          Volkswagen Insurance Company,
            an Arkansas Corporation
          4144 Lindell Blvd.
          St. Louis, Missouri

          12. Distributions from Capital Surplus. The board of directors of the corporation may, from time to time, distribute on a pro rata basis to its shareholders out of the capital surplus of the corporation a portion of its assets, in cash or property, but only to the extent that such surplus exceeds the surplus required to be maintained by a domestic life and disability insurer.

          13. Indemnification of Officers, Directors, Employees, and Agents. Subject to the further provisions hereof, the corporation shall indemnify any and all of its existing and former directors, officers, employees and agents against all expenses incurred by them and each of them, including but not limited to legal fees, judgments, penalties, and amounts paid in settlement or compromise, which may arise or be incurred, rendered, or levied in any legal action brought or threatened against any of them for or on account of any action or omission alleged to have been committed while acting within the scope of employment as director, officer, employee or agent of the corporation, whether or not any action is or has been filed against them and whether or not any action is or has been filed against them and whether or not any settlement or compromise is approved by a court. Indemnification shall be made by the corporation whether the legal action brought or threatened is brought by or in the right of the corporation or by any other person. Whenever such director, officer, employee or agent shall report to the president of the corporation or the chairman of the board of directors that he or she has incurred or may incur expenses, including but not limited to legal fees, judgments, penalties, and amounts paid in settlement or compromise in a legal action brought or threatened against him or her for or on account of any action or omission alleged to have been committed by him or her while acting within the scope of his or her employment as a director, officer, employee or agent of the corporation, the board of directors shall, at its next regular or at a special meeting held within a reasonable time thereafter, determine in good faith whether, in regard to the matter involved in the action or contemplated action, such person acted, failed to act, or refused to act willfully or with gross negligence or with fraudulent or criminal intent. If the board of directors determines in good faith that such person did not act, failed to act, or refused to act willfully or with gross negligence or with fraudulent or criminal intent in regard to the matter involved in the action or contemplated action, indemnification shall be mandatory and shall be automatically extended as specified herein; provided, however, that no such indemnification shall be available with respect to liabilities under the Securities Act of 1933, and, provided further, that the corporation shall have the right to refuse indemnification in any instance in which the person to whom indemnification would otherwise have been applicable shall have unreasonably refused to permit the corporation, at its own expense and through counsel of its own choosing, to defend him or her in the action.

          14. Repurchase of Shares. Provided that the capital stock is not thereby reduced to an amount less than the minimum required to be maintained by a domestic life and disability insurer, the board of directors of the corporation may, from time to time, cause the corporation to purchase its own shares to the extent of the unreserved and unrestricted earned and capital surplus of the corporation, but only to the extent that such surplus exceeds the surplus required to be maintained by a domestic life and disability insured.

          15. Perpetual Existence. The existence of the corporation shall be perpetual.

                                   [ILLEGIBLE]

                                     BY-LAWS

                                       OF

                     MONY LIFE INSURANCE COMPANY OF AMERICA

                                    ARTICLE I

                                     OFFICES

        SECTION 1. PRINCIPAL AND EXECUTIVE OFFICES.--The principal office of the Corporation shall be located in Phoenix, Arizona at such address as the Board of Directors shall from time to time determine. The executive office of the Corporation shall be located in New York, New York, at such address as the Board of Directors shall from time to time determine.

        SECTION 2. OTHER OFFICES.--The Corporation may have other offices, either within or without the State of Arizona, at such place or places as the Board of Directors may from time to time appoint or the business of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

        SECTION 1. ANNUAL MEETINGS.--Annual meetings of stockholders for the election of directors and for such other business as may be stated in the notice of the meeting shall be held at such place, either within or without the State of Arizona, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of meeting. In the event the Board of Directors fails to so determine the time, date and place of meeting, the annual meeting of stockholders shall be held at the principal office of the Corporation in the City of New York, 1740 Broadway, on the first Tuesday in June of each year at such hour as may be stated in the notice of such meeting or if such day be a legal holiday, then on the next succeeding day not a legal holiday.

        SECTION 2. SPECIAL MEETINGS.--Special meetings of the stockholders for any proper purpose or purposes other than the election of directors may be called at any time by a majority of the Board of Directors, the President, the Executive Vice President, or the Secretary to be held on such date and at such time end place, within or without the State of Arizona, as shall be stated in the notice of the meeting.

        SECTION 3. VOTING.--Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation and in accordance with the provisions of these By-Laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by each stockholder, provided that the instrument authorizing such proxy to act, shall have been executed in writing (which shall include telegraphing or cabling) by the stockholder himself or by his duly authorized attorney. No proxy shall be voted after 3 years from its date unless such proxy provides for a longer period. Upon the demand of any stockholder, the vote for directors and the vote upon any question before the meeting shall be by ballot. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of the State of Arizona.

        SECTION 4. QUORUM.--Except as otherwise required by law, by the Certificate of Incorporation or by these By-Laws, the presence, in person or by proxy, of stockholders holding a majority of the stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meetings, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, or, if no stockholder entitled to vote is present in person or by proxy, any officer entitled to preside or act as secretary of such meeting, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

        SECTION 5. NOTICE OF MEETINGS.--Written notice of every meeting of stockholders stating the purpose or purposes for which the meeting is called, and the date and time when, and the place where, it is to be held shall be given either personally or by mail, to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the meeting, except as otherwise provided by statute. If mailed, such notice shall be directed to a stockholder at his address as it shall appear on the stock books of the Corporation, unless he shall have filed with the Secretary a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request.

        SECTION 6. ACTION WITHOUT MEETING.--Unless otherwise provided by the Certificate of Incorporation, any action required to be taken at any annual or special meeting or stockholders, of any action which may be taken at any annual or special meeting, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE III

                                    DIRECTORS

        SECTION 1. NUMBER AND TERM.--The number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by resolution of the Board of Directors or stockholders, but shall not be less than seven (7). The directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve until his successor shall be elected and shall qualify. Directors need not be stockholders.

        SECTION 2. RESIGNATION OF DIRECTORS.--Any director, member of a committee or other officer may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board, the President, or the Secretary. Any such resignation shall take effect at the time specified therein or, if no time be specified, upon receipt thereof by the Board of Directors or one of the above-named officers; and, unless specified therein, the acceptance of such resignation shall not be necessary to make it effective.

        SECTION 3. VACANCIES AND ADDITIONAL DIRECTORSHIPS.--If any vacancy shall occur among the directors by reason of death, resignation, or removal, or as the result of an increase in the number of directorships, the directors then in office shall continue to act and may fill any such vacancy by a majority vote of the directors then in office, though less than a quorum.

        SECTION 4. REMOVAL OF DIRECTORS.--At any special meeting of the stockholders, duly called as provided in these By-Laws, any director or directors including the Chairman of the Board may be removed from office, either with or without cause, by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote for the election of directors. At such meeting a successor or successors may be elected by the affirmative vote of a majority in interest of the stockholders entitled to vote.

        SECTION 5. POWERS.--The Board of Directors shall exercise all of the powers of the Corporation except such as are by law, or by the Certificate of Incorporation of the corporation or by these By-Laws conferred upon or reserved to the stockholders.

        SECTION 6. MEETINGS.--A meeting of each newly elected Board of Directors shall be held for the purpose of organization, and for the transaction of such other business as may properly come before the meeting, within sixty
(60) days after each annual meeting of the stockholders. Such first meeting, however, may be held without notice immediately following the annual meeting of stockholders at the same place as such annual meeting is held.

        The Board of Directors by resolution may provide for the holding of regular meetings and may fix the times and places at which such meetings shall be held. Notice of regular meetings shall not be required to be given, provided that whenever the time or place of regular meetings shall be fixed or changed, notice of such action shall be mailed promptly to each director who shall not have been present at the meeting at which such action was taken, addressed to him at his residence or usual place of business.

        Special meetings of the Board of Directors may be called by the Chairman of the Board, the President, the Executive Vice President, the Secretary or any director. Except as otherwise required by statute, notice of each special meeting shall be mailed to each director, addressed to him at his residence or usual place of business, or shall be sent to him at such place by telegram, radio or cable, telephoned or delivered to him personally, not later than two
(2) days before the day on which the meeting is to be held. Such notice shall state the time and place of such meeting, but unless otherwise required by statute, the Certificate if Incorporation of the Corporation or these By-Laws, need not state the purposes thereof.

        Notice of any meeting need not be given to any director who shall attend such meeting in person or who shall waive notice thereof, before or after such meeting, in writing or by telegram, radio or cable.

        SECTION 7. QUORUM.--A majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned. A majority of those present at any meeting at which a quorum is present may decide any question brought before such meeting, except as otherwise provided by law, the Certificate of Incorporation or by these By-Laws.

       SECTION 8. [ILLEGIBLE]
stated salary for their services as directors of as members of committees, but by resolution of the board a fixed fee and expenses of attendance may be, allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

        SECTION 9. ACTION WITHOUT MEETING.--Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the board, or committee.

                                   ARTICLE IV

                             COMMITTEES OF THE BOARD

        SECTION 1. COMMITTEES.--The Board of Directors may, by resolution or resolutions passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

        Any such committee, to the extent provided in the resolution of the Board of Directors, or in these By-Laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-Laws of the Corporation; and, unless the resolution, these By-Laws, or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

        SECTION 2. PROCEDURES.--Said committees may adopt their own rules of procedure, elect their own respective Chairman, and may hold their respective meetings at such times and at such place or places as they may find convenient.

        SECTION 3. SPECIAL COMMITTEES.--The Board of Directors shall have power to constitute and appoint such Special Committees from their members as in its judgment may be advantageous or desirable for the transaction of the business of the Corporation.

        SECTION 4. REMOVAL.--Any member of any committee may be removed at any time by the Board of Directors with or without cause.

                                    ARTICLE V

                                    OFFICERS

        SECTION 1. NUMBER.--The officers of the Corporation shall be a President, an Executive Vice President, one or more Vice Presidents (one of whom shall serve as Controller), a Secretary, a Treasurer, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article
V. Any one person may hold any two or more of such offices, except that no person may hold the offices of both President and Secretary. No officer need be a director.

        SECTION 2. ELECTION, TERM OF OFFICE AND QUALIFICATIONS.--Each officer specifically designated in Section 1 of this Article V shall be chosen by the Board of Directors, and shall hold his office until his successor, shall have been duly chosen and qualified or until his death, or until he shall resign or shall have been removed in the manner provided in Section 4 of this Article V.

        SECTION 3. SUBORDINATE OFFICERS.--The Board of Directors from time to time may appoint other officers or agents, including one or more Assistant Treasurers and one or more Assistant Secretaries, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these By-Laws or as the Board of Directors from time to time may determine. The Board of Directors may delegate to any officer the power to appoint any such subordinate officers or agents and to prescribe their respective authorities and duties.

        SECTION 4. REMOVAL.--Any officer may be removed either for or without cause by a vote of the Board of Directors at any meeting of the Board of Directors. In addition, any officer or agent appointed in accordance with the provisions of Section 3 hereof may be removed, either for or without cause, by any officer upon whom such power of removal shall have been conferred by the Board of Directors.

        SECTION 5. RESIGNATIONS.--Any officer may resign at any time by giving written notice of such resignation to the Board of Directors or to the President or the Secretary of the Corporation. Unless otherwise provided therein, such designation shall take effect upon receipt thereof by the Board of Directors or by such officer.

        SECTION 6. VACANCIES.--A vacancy in any office because of death, resignation, removal, disqualification or for any other cause shall be refilled in the manner prescribed by these By-Laws for the regular election or appointment to such office.

        SECTION 7. CHAIRMAN.--The Chairman of the Board of Directors, if one be elected, shall preside at all meetings of the Board of Directors and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.

        SECTION 8. THE PRESIDENT.--The President shall be the chief executive officer of the Corporation and, subject to the control of the Board of Directors, shall have charge of the business, affairs and property of the Corporation, and control over its several officers. The President shall preside at all meetings of the stockholders and, in the absence, non-election, or request of the Chairman of the Board, at all meetings of the Board of Directors. The President shall do and perform such other duties and exercise such other powers as from time to time may be assigned to him by these By-Laws or by the Board of Directors.

        SECTION 9. EXECUTIVE VICE PRESIDENT.--The Executive Vice President shall be the chief operating officer of the Corporation and shall perform such duties as may be assigned to him by these By-Laws, the Board of Directors or the President. He shall preside, in the absence of, or at the request of, the President, at all meetings of the stockholders and, in the absence of the Chairman of the Board and the President, or at the request of the President, at all meetings of the Board of Directors.

        SECTION 10. THE VICE PRESIDENTS.--Each Vice President shall have such powers and perform such duties as may be assigned to him by these By-Laws, the Board of Directors, or the President.

        SECTION 11. SECRETARY.--The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these By-Laws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the President, or by the directors, or stockholders, upon whose requisition the meeting is called as provided in these By-Laws. He shall record all the proceedings of the meetings of the stockholders and of the directors in a book to be kept for that purpose and shall perform such other duties as may be assigned to him by the directors or the President. He shall have the custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the directors or the President, and attest the same. He shall perform such other duties as may be assigned to him by these By-Laws, the Board of Directors or the President.

        SECTION 12. THE TREASURER.--The Treasurer shall have supervision over the funds, securities, receipts and disbursements of the Corporation, and, in general, perform all duties and have all powers incident to the office of Treasurer. He shall render to the President and Board of Directors at the regular meeting of the Board of Directors, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the corporation. He shall perform such other duties and have such other powers as from time to time may be assigned to him by these By-Laws or by the Board of Directors or by the President.

        SECTION 13. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS.--The Assistant Secretaries and Assistant Treasurers shall have such duties as from time to time may be assigned to them by the Board of Directors or the President.

        SECTION 14. SALARIES.--The salaries of the officers of the Corporation shall be fixed from time to time by the Board of Directors, except that the Board of Directors may delegate to any person the power to fix the salaries or other compensation of any officers or agents appointed in accordance with the provisions of Section 3 of this Article V. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

        SECTION 15. SURETY BONDS.--In case the Board of Directors shall so require, any officer or agent of the Corporation shall execute to the Corporation a bond in such sum and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting of all property, funds or securities of the Corporation which may come into his hands.

                                   ARTICLE VI

                     INDEMNIFICATION OF OFFICERS, DIRECTORS,
                              EMPLOYEES AND AGENTS

        SECTION 1. The Corporation shall indemnify any existing or former director, officer, employee or agent of the Corporation against all expenses incurred by them and each of them which may arise or be incurred, rendered or levied in any legal action brought or threatened against any of them for or on account of any action or omission alleged to have been committed while acting within the scope of employment as director, officer, employee or agent of the Corporation, whether or not any action is or has been filed against them and whether or not any settlement or compromise is approved by a court, all subject and pursuant to the provisions of the Articles of Incorporation of this Corporation.

        SECTION 2. The indemnification provided in this By-Law shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any By-Law, agreement, vote or stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        SECTION 3. This Corporation, when authorized by the Board of Directors, may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of this Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not this Corporation would have the power to indemnify him against such liability under the provisions of this By-Law.

                                   ARTICLE VII

                            EXECUTION OF INSTRUMENTS
                         AND DEPOSIT OF CORPORATE FUNDS

        SECTION 1. GENERAL.--All documents, instruments or writings of any nature shall be signed, executed, verified, acknowledged and delivered by such officers, agents or employees of the Corporation, ? any one of them, and in such manner, as may be provided in these By-Laws or as may be from time to time determined by the Board of Directors.

        SECTION 2. DEPOSITS.--All funds of the Corporation not otherwise employed shall be deposited from time to time to its credit in such banks or trust companies or with such bankers or other depositories as the Board of Directors may select, or as may be selected by any officer or officers or agent or agents authorized so to do by the Board of Directors.

        SECTION 3. CHECKS, DRAFTS, ENDORSEMENTS.--All checks, drafts or other orders for the payment of amounts over $25,000, and all notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed in the name of the Corporation by the President, the Executive Vice President, or any Vice President and by the Treasurer or any Assistant Treasurer. Provided two signatures are required, any other employee or employees may be substituted for any of the foregoing by designation by the Executive Vice President with the concurrence of the Controller. All checks, drafts or other orders for the payment of amounts of $25,000 or less may be signed in the name of the Corporation by the Treasurer, any Assistant Treasurer or by any other employee designated by the Executive Vice President with the concurrence of the Controller. Endorsements for deposit to the credit of the Corporation in any of its duly authorize depositories shall be made by the Treasurer, any Assistant Treasurer or by any other employee designated by the Treasurer.

        SECTION 4. VOTING SECURITIES.--Unless otherwise provided by the Board of Directors, the President, the Executive Vice President or any Vice President shall have full power and authority on behalf of the Corporation to attend and to act and to vote, or in the name of the Corporation to execute proxies to vote, at any meeting of stockholders of any company in which the Corporation may hold stock or other voting securities. At any such meeting such officer shall possess and may, on behalf of the Corporation, exercise (in person or by proxy) any and all rights, powers and privileges incident to the ownership of such stock or securities. The Board of Directors may by resolution from time to time confer like powers upon any other person or persons.

                                  ARTICLE VIII

                                  RECORD DATES

        SECTION 1. In order that the Corporation may determine the stockholders entitled to notice of, or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to recei? payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. Only those stockholders of record on the date so fixed shall be entitled to any of the foregoing rights, notwithstanding the transfer of any such stock on the books of the Corporation after any such record date fixed by the Board of Directors.

                                   ARTICLE IX

                                 CORPORATE SEAL

        SECTION 1. The Corporate seal shall be circular in form and shall bear the name of the Corporation and words and figures denoting its organization under the laws of the State of Arizona and the year thereof and otherwise shall be in such form as shall be approved from time to time by the Board of Directors.

                                    ARTICLE X

                                   FISCAL YEAR

        SECTION 1. The fiscal year of the Corporation shall be the calendar year.

                                   ARTICLE XI

                               STOCK CERTIFICATES

        SECTION 1. CERTIFICATES OF STOCK.--Certificates representing the stock of the Corporation, in such form as the Board of Directors shall designate, shall be signed by the Chairman of the Board of Directors, the President, the Executive Vice President or any Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, and shall be issued to each stockholder certifying the number of shares owned by him in the Corporation. Any of or all the signatures may be facsimiles.

        SECTION 2. LOST CERTIFICATES.--A new certificate of stock may be issued in the place of any certificate theretofore issued by the Corporation, alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the Corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate.

        SECTION 3. TRANSFER OF SHARES.--The shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof, properly endorsed and accompanied by all necessary stock transfer tax stamps, to the person in charge of the stock and transfer books and ledgers, or to such other person as the directors may designate, by whom they shall be cancelled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

        SECTION 4. DIVIDENDS.--Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the Corporation.

                                   ARTICLE XII

                           NOTICE AND WAIVER OF NOTICE

        SECTION 1. NOTICE AND WAIVER OF NOTICE.--Whenever any notice is required by these By-Laws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by applicable laws.

        Whenever any notice whatever is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation of the Corporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                  ARTICLE XIII

                                   AMENDMENTS

        SECTION 1. These By-laws of the Corporation may be amended, altered or repealed and new By-Laws may be made by the affirmative vote of the holders of record of a majority of the outstanding shares of stock of the Corporation entitled to vote, cast at any annual or special meeting, or by the affirmative vote of a majority of the directors, cast at any regular or special meeting at which a quorum is present.

                     MONY LIFE INSURANCE COMPANY OF AMERICA

              Action taken without a meeting by written consent of
             all of the Shareholders of MONY Life Insurance Company
                                   of America

                                   ----------

        The undersigned, being the holder of all outstanding shares of MONY Life Insurance Company of America ("the Corporation") hereby takes the following actions without a meeting:

        RESOLVED, that the By-Laws of the Corporation shall be and hereby are amended effective December 31, 1984, in the following respects:

                1.      Article V. Section 1, now reading as follows:

                        SECTION 1. NUMBER.--The officers of the Corporation shall be a President, an Executive Vice President, one or more Vice Presidents (one of whom shall serve as Controller), a Secretary, a Treasurer, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article V. Any one person may hold any two or more of such offices, except that no person may hold the offices of both President and Secretary. No officer need be a director shall be amended to read as follows:

                        SECTION 1. NUMBER.--The officers of the Corporation shall be a Chairman of the Board, if one shall be elected, a President, an Executive Vice President, if one shall be elected, one or more Vice Presidents (one of whom shall serve as Controller), a Secretary, a Treasurer, and such other Executive officers as the Board of Directors shall elect from time to time. Any one person may hold any two or more of such offices, except that no person may hold the offices, except that no person may hold the offices of both President and Secretary. No officer need be a director.

                2.      Article V, Sections7, 8 and 9, now reading as follows:

                        SECTION 7. CHAIRMAN.--The Chairman of the Board of Directors, if one be elected, shall preside at all meetings of the Board of Directors and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.

                        SECTION 8. THE PRESIDENT.-- The President shall be the chief Executive officer of the Corporation and, subject to the control of the Board of Directors, shall have charge of the business, affairs and property of the Corporation, and control over its several officers. The President shall preside at all meetings of the stockholders and, in the absence, non-election, or request of the Chairman of the Board, at all meetings of the Board of Directors. The President shall do and perform such other duties and exercise such other powers as from time to time may be assigned to him by these By-Laws or by the Board of Directors.

                        SECTION 9. EXECUTIVE VICE PRESIDENT.--The Executive Vice President shall be the chief operating officer of the Corporation and shall perform such duties as may be assigned to him by these By-Laws, the Board of Directors or the President. He shall preside, in the absence of, or at the request of, the President, at all meetings of the stockholders and, in the absence of the Chairman of the Board and the President, or at the request of the President, at all meetings of the Board of Directors.

                shall be amended to read as follows:

                        SECTION 7. CHAIRMAN.--The Chairman of the Board of Directors, if one be elected, shall be the Chief Executive officer of the Company, and shall subject to the control of the Board of Directors, have general supervision, direction and control over the affairs and management of the Company. He shall preside at all meetings of the stockholders and of the Board of the Directors and shall have and per- form such other duties as from time to time may be assigned to him by the Board of Directors.

                        SECTION 8. THE PRESIDENT.--The President shall be the chief operating officer of the Company and shall perform such duties as may be assigned to him by the Board or the Chairman. During the absence, or disability, or upon the death of the Chairman all of the express or implied powers and duties of the Chairman shall be exercised by the President.

                        SECTION 9. EXECUTIVE VICE PRESIDENT.--The Executive Vice President, if one be elected, shall perform such duties as may be assigned to him by the Board of Directors or the Chairman of the Board.

DATED: 3/15/85

                                               THE MUTUAL LIFE INSURANCE COMPANY
                                               OF NEW YORK,
                                               (As holder of all of the shares
                                               of Corporation)


                                            By: /s/ James A. Attwood
                                                --------------------------------
                                                James A. Attwood
                                                Chairman of the Board